Exhibit T3C


                       -----------------------------------

                              CARMIKE CINEMAS, INC.

                   10 3/8% Senior Subordinated Notes due 2009

                       -----------------------------------



                       -----------------------------------

                                    INDENTURE

                         Dated as of ________ ___, 2002

                       -----------------------------------



                       -----------------------------------

                            WILMINGTON TRUST COMPANY,

                                     Trustee

                       -----------------------------------

                             CROSS-REFERENCE TABLE*

           Provisions of Trust Indenture Act of 1939 and Indenture dated as ________ __, 2002 among Carmike Cinemas, Inc., a Delaware corporation, the Guarantors party thereto and Wilmington Trust Company, as trustee:

      Trust Indenture Act Section                 Indenture Section
      310 (a)(1)............................            7.10
             (a)(2).........................            7.10
             (a)(3).........................            N.A.
             (a)(4).........................            N.A.
             (a)(5).........................            7.10
             (b)............................            7.10
             (c)............................            N.A.
      311 (a)...............................            7.11
             (b)............................            7.11
             (c)............................            N.A.
      312 (a)...............................            2.05
             (b)............................            12.03
             (c)............................            12.03
      313 (a)...............................            7.06
             (b)(1).........................            N.A.
             (b)(2).........................            7.07
             (c)............................         7.06,12.02
             (d)............................            7.06
      314 (a)...............................         4.03,12.02
             (b)............................            N.A.
             (c)(1).........................            12.04
             (c)(2).........................            12.04
             (c)(3).........................            N.A.
             (d)............................            N.A.
             (e)............................            12.05
             (f)............................            N.A.
      315 (a)...............................            7.01
             (b)............................         7.05,12.02
             (c)............................            7.01
             (d)............................            7.01
             (e)............................            6.11
      316 (a) (last sentence)...............            2.09
             (a)(1)(A)......................            6.05
             (a)(1)(B)......................            6.04
             (a)(2).........................            N.A.
             (b)............................            6.07
             (c)............................            2.12
      317 (a)(1)............................            6.08
             (a)(2).........................            6.09
             (b)............................            2.04

      318 (a)...............................            12.01
             (b)............................            N.A.
             (c)............................            12.01

N.A. means not applicable.

*This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                    Article 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01              Definitions.................................................................................2
Section 1.02              Other Definitions..........................................................................17
Section 1.03              Incorporation by Reference of Trust Indenture Act..........................................18
Section 1.04              Rules of Construction......................................................................18

                                    Article 2
                                    THE NOTES

Section 2.01              Form and Dating............................................................................18
Section 2.02              Execution and Authentication...............................................................19
Section 2.03              Registrar and Paying Agent.................................................................19
Section 2.04              Paying Agent to Hold Money in Trust........................................................20
Section 2.05              Holder Lists...............................................................................20
Section 2.06              Transfer and Exchange......................................................................20
Section 2.07              Replacement Notes..........................................................................23
Section 2.08              Outstanding Notes..........................................................................23
Section 2.09              Treasury Notes.............................................................................24
Section 2.10              Temporary Notes............................................................................24
Section 2.11              Cancellation...............................................................................24
Section 2.12              Defaulted Interest.........................................................................24
Section 2.13              CUSIP Numbers..............................................................................25

                                    Article 3
                            REDEMPTION AND PREPAYMENT

Section 3.01              Notices to Trustee.........................................................................25
Section 3.02              Selection of Notes to Be Redeemed..........................................................25
Section 3.03              Notice of Redemption.......................................................................25
Section 3.04              Effect of Notice of Redemption.............................................................26
Section 3.05              Deposit of Redemption Price................................................................26
Section 3.06              Notes Redeemed in Part.....................................................................27
Section 3.07              Optional Redemption........................................................................27
Section 3.08              Mandatory Redemption.......................................................................27

                                    Article 4
                                    COVENANTS

Section 4.01              Payment of Notes...........................................................................28
Section 4.02              Maintenance of Office or Agency............................................................28
Section 4.03              Reports....................................................................................28
Section 4.04              Compliance Certificate.....................................................................29
Section 4.05              Taxes......................................................................................30
Section 4.06              Stay, Extension and Usury Laws.............................................................30

Section 4.07              Restricted Payments........................................................................30
Section 4.08              [Reserved.]................................................................................32
Section 4.09              Incurrence of Indebtedness and Issuance of Preferred Stock.................................32
Section 4.10              Fall-Away Event............................................................................35
Section 4.11              Transactions with Affiliates...............................................................35
Section 4.12              Corporate Existence........................................................................36
Section 4.13              Payments for Consent.......................................................................37
Section 4.14              Additional Note Guarantees.................................................................37
Section 4.15              Offer to Repurchase Upon Change of Control.................................................37
Section 4.16              No Senior Subordinated Debt................................................................38
Section 4.17              Limitation on Asset Sales..................................................................38
Section 4.18              Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries..............39

                                    Article 5
                                   SUCCESSORS

Section 5.01              Merger, Consolidation, or Sale of Assets...................................................39
Section 5.02              Successor Corporation Substituted..........................................................40

                                    Article 6
                              DEFAULTS AND REMEDIES

Section 6.01              Events of Default..........................................................................41
Section 6.02              Acceleration...............................................................................42
Section 6.03              Other Remedies.............................................................................43
Section 6.04              Waiver of Past Defaults....................................................................43
Section 6.05              Control by Majority........................................................................44
Section 6.06              Limitation on Suits........................................................................44
Section 6.07              Rights of Holders of Notes to Receive Payment..............................................44
Section 6.08              Collection Suit by Trustee.................................................................44
Section 6.09              Trustee May File Proofs of Claim...........................................................45
Section 6.10              Priorities.................................................................................45
Section 6.11              Undertaking for Costs......................................................................46

                                    Article 7
                                     TRUSTEE

Section 7.01              Duties of Trustee..........................................................................46
Section 7.02              Rights of Trustee..........................................................................47
Section 7.03              Individual Rights of Trustee...............................................................48
Section 7.04              Trustee's Disclaimer.......................................................................48
Section 7.05              Notice of Defaults.........................................................................48
Section 7.06              Reports by Trustee to Holders of the Notes.................................................48
Section 7.07              Compensation and Indemnity.................................................................49
Section 7.08              Replacement of Trustee.....................................................................50
Section 7.09              Successor Trustee by Merger, etc...........................................................50
Section 7.10              Eligibility; Disqualification..............................................................51
Section 7.11              Preferential Collection of Claims Against Company..........................................51


                                       ii

Section 7.12              Trustee's Application for Instructions from the Company....................................51

                                    Article 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01              Option to Effect Legal Defeasance or Covenant Defeasance...................................51
Section 8.02              Legal Defeasance and Discharge.............................................................51
Section 8.03              Covenant Defeasance........................................................................52
Section 8.04              Conditions to Legal or Covenant Defeasance.................................................52
Section 8.05              Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                          Provisions.................................................................................53
Section 8.06              Repayment to Company.......................................................................54
Section 8.07              Reinstatement..............................................................................54

                                    Article 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01              Without Consent of Holders of Notes........................................................55
Section 9.02              With Consent of Holders of Notes...........................................................55
Section 9.03              Compliance with Trust Indenture Act........................................................57
Section 9.04              Revocation and Effect of Consents..........................................................57
Section 9.05              Notation on or Exchange of Notes...........................................................57
Section 9.06              Trustee to Sign Amendments, etc............................................................57

                                   Article 10
                                  SUBORDINATION

Section 10.01             Agreement to Subordinate...................................................................57
Section 10.02             Liquidation; Dissolution; Bankruptcy.......................................................58
Section 10.03             Default on Designated Senior Debt..........................................................58
Section 10.04             Acceleration of Notes......................................................................59
Section 10.05             When Distribution Must Be Paid Over........................................................59
Section 10.06             Notice by Company..........................................................................59
Section 10.07             Subrogation................................................................................59
Section 10.08             Relative Rights............................................................................60
Section 10.09             Subordination May Not Be Impaired by Company...............................................60
Section 10.10             Distribution or Notice to Representative...................................................60
Section 10.11             Rights of Trustee and Paying Agent.........................................................60
Section 10.12             Authorization to Effect Subordination......................................................61
Section 10.13             Amendments.................................................................................61
Section 10.14             Trustee Not Fiduciary for Holders of Senior Indebtedness...................................61

                                   Article 11
                                 NOTE GUARANTEES

Section 11.01             Guarantee..................................................................................61
Section 11.02             Subordination of Note Guarantee............................................................62
Section 11.03             Limitation on Guarantor Liability..........................................................62
Section 11.04             Execution and Delivery of Note Guarantee...................................................63


                                      iii

Section 11.05             Guarantors May Consolidate, etc., on Certain Terms.........................................63
Section 11.06             Releases Following Sale of Assets..........................................................64

                                   Article 12
                                  MISCELLANEOUS

Section 12.01             Trust Indenture Act Controls...............................................................64
Section 12.02             Notices....................................................................................64
Section 12.03             Communication by Holders of Notes with Other Holders of Notes..............................66
Section 12.04             Certificate and Opinion as to Conditions Precedent.........................................66
Section 12.05             Statements Required in Certificate or Opinion..............................................66
Section 12.06             Rules by Trustee and Agents................................................................66
Section 12.07             No Personal Liability of Directors, Officers, Employees and Stockholders...................66
Section 12.08             Governing Law..............................................................................67
Section 12.09             No Adverse Interpretation of Other Agreements..............................................67
Section 12.10             Successors.................................................................................67
Section 12.11             Severability...............................................................................67
Section 12.12             Counterpart Originals......................................................................67
Section 12.13             Table of Contents, Headings, etc...........................................................67
Section 12.14             Plan of Reorganization.....................................................................67



                                    EXHIBITS

Exhibit A            FORM OF NOTE
Exhibit B            FORM OF NOTE GUARANTEE
Exhibit C            FORM OF SUPPLEMENTAL INDENTURE

                                    SCHEDULES

Schedule I           Schedule of Guarantors

           INDENTURE dated as of ________ __, 2002 among Carmike Cinemas, Inc., a Delaware corporation (the "Company"), the Guarantors named on Schedule I hereto (the "Original Guarantors") and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

                                 R E C I T A L S

           WHEREAS, the Company and the Trustee previously entered into an Indenture (the "Original Indenture") pursuant to which $200,000,000 aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2009 (the "Original Notes") of the Company have been issued; and

           WHEREAS, the Company defaulted on an interest payment with respect to the Original Notes; and the Company and the Original Guarantors subsequently filed for reorganization under Chapter 11 of the United States Bankruptcy Code; and

           WHEREAS, pursuant to the Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code for the Company and the Original Guarantors (as it may be altered, amended or modified from time to time, the "Plan of Reorganization"), which Plan of Reorganization was confirmed by Order of the United States Bankruptcy Court for the District of Delaware on January ___, 2002 (the "Confirmation Order"), (i) on the effective date of the Plan of Reorganization, $___,000,000 aggregate principal amount of Notes (as defined below) are to be issued under this Indenture in exchange for $___,000,000 aggregate principal amount of the Original Notes and (ii) shares of the common Capital Stock of the Company (the "Plan Exchanged Capital Stock") are to be issued in exchange for the remaining $__,000,000 aggregate principal amount of the Original Notes (the "Original Exchanged Notes"); and

           WHEREAS, pursuant to the Plan of Reorganization and the Confirmation Order, the Company and the Original Guarantors have duly authorized this Indenture and the execution and delivery hereof; and

           WHEREAS, this Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act; and

           WHEREAS, pursuant to the Plan of Reorganization and the Confirmation Order, all acts and things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company and the Original Guarantors in accordance with its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           The Company, the Original Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 3/8% Senior Subordinated Notes due 2009 (the "Notes") issued hereunder:

Article 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

           Section 1.01. Definitions.

           "Acquired Debt" means, with respect to any specified Person:

           (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

           (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" shall have correlative meanings.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

           "Asset Acquisition" means:

           (a) any transaction pursuant to which any Person shall become a Subsidiary of the Company or shall be consolidated or merged with the Company or any Subsidiary of the Company; or

           (b) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division, line of business or theatre site of such Person.

           "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including any issuance or sale by a Restricted Subsidiary of Capital Stock of such Restricted Subsidiary, and including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person that is a Guarantor or by such Person to a Wholly Owned Restricted Subsidiary of such Person that is a Guarantor) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

           "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means:

           (a) in the case of a corporation, corporate stock;

           (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

           (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

           (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Change of Control" means the occurrence of any of the following:

           (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Principal, a Related Party of the Principal, PIA, any of PIA's officers or directors or any Affiliate of PIA or any of PIA's officers or directors (collectively, the "Permitted Holders"); or

           (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Permitted Holders or any direct or indirect Subsidiary of any Permitted Holder or any Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

           "Company" means Carmike Cinemas, Inc., and any and all successors thereto.

           "Consolidated EBITDA" means, for any period:

         (i) the aggregate of the TLCF of all Theatres operated by the Company and its Restricted Subsidiaries for such period less,

         (ii) the consolidated selling and general administrative expense (other than any compensation expense arising from grants to management of the Company and its Restricted Subsidiaries of Equity Interests in the Company) of the Company and its Restricted Subsidiaries for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, Consolidated EBITDA shall not include:

                  (x) the TLCF of any Theatre accrued at any time when such Theatre is not operated by the Company or any of its Restricted Subsidiaries, including, without limitation, the TLCF of any Theatre operated by any Person that accrued prior to the date such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; and

                  (y) the TLCF of any Theatre that is operated by any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such TLCF is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or Preferred Stock that (I) is outstanding on the Issue Date or incurred or issued thereafter in compliance with Section 4.09 hereof and (II) has not been created and does not exist in violation of Section 4.18 hereof; provided that the terms of any such agreement restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment (beyond any applicable period of grace) contained in such agreement or instrument and provided such terms are determined by the Company to be customary in comparable financings and such restrictions are determined by the Company not to materially affect the Company's ability to make principal or interest payments on the Notes when due).

           "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

           (a) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus

           (b) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus

           (c) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

           (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and

           (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and

           (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

excluding, however, any amount of such interest of any Restricted Subsidiary if
(i) neither the Company nor any other Restricted Subsidiary is obligated therefor and (ii) the TLCF of Theatres operated by such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (y) of the definition thereof (but only in the same proportion as the TLCF of Theatres operated by such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (y) of the definition thereof), in each case, on a consolidated basis and in accordance with GAAP.

           "Construction Indebtedness Amount" shall mean, as of any date, an amount equal to the lesser of:

           (a) $100.0 million; and

           (b) the total Indebtedness of any Person and its Restricted Subsidiaries outstanding on the last day of the most recently ended period of the Company for which internal financial statements are available incurred in connection with the construction or enhancement of Theatres or screens that, on such date, are not yet open for business.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "Credit Exit Facilities" means the credit facilities with ________ and certain other banks and other institutional lenders initially established on the Issue Date to provide for revolving credit loans, term loans and letters of credit having an aggregate principal (or face) amount not to exceed $50 million at any one time outstanding, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

           "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

           "Debt Rating" shall mean the rating assigned to the Notes by Moody's or S&P, as the case may be.

           "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

           "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

           "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

           "Designated Senior Debt" means:

           (a) any Indebtedness outstanding under Credit Exit Facilities; and

           (b) after payment in full of all Obligations under Credit Exit Facilities, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

           "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

           "Domestic Subsidiary" means, with respect to the Company, any Subsidiary of the Company that:

           (a) was formed under the laws of the United States of America, any state thereof or the District of Columbia; or

           (b) guarantees or otherwise becomes obligated with respect to any Indebtedness of the Company or any Plan Trade Payables.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security or other Indebtedness that is convertible into, or exchangeable for, or otherwise constitutes the right to acquire, Capital Stock).

           "Equity Offering" means any underwritten offering of Qualified Capital Stock of the Company.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Existing Capital Lease Obligations" means the Capital Lease Obligations in respect of the Company's Theatres existing on the Issue Date, including the Company's Theatres under construction in Fort Wayne, Indiana, and Jacksonville, North Carolina on the Issue Date, each as in existence on the Issue Date, less any amounts repaid in connection with Asset Sales, scheduled or optional principal payments, cash flow sweeps or other repayments (no such repaid amounts permitted to be reborrowed hereunder pursuant to clause (b) of the second paragraph of Section 4.09).

           "Existing Indebtedness" means (i) the Plan Term Loan Bank Debt and
(ii) the Existing Capital Lease Obligations.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

           "Global Notes" means, individually and collectively, each permanent global Note substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary and issued in accordance with Section
2.01 hereof.

           "Global Note Legend" means the legend set forth in Section 2.06(g), which is required to be placed on all Global Notes issued under this Indenture.

           "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

           "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

           "Guarantors" means each of:

           (a) the Company's Domestic Restricted Subsidiaries; and

           (b) any other subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns. The Company's Domestic Restricted Subsidiaries on the Issue Date consist of each of the Subsidiaries of the Company named on Schedule I hereto.

           "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

           (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

           (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

           "Holder" means a Person in whose name a Note is registered.

           "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

           (a) in respect of borrowed money;

           (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

           (c) in respect of banker's acceptances;

           (d) representing Capital Lease Obligations;

           (e) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

           (f) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, however, that, in the case of the Company or any Subsidiary thereof, the term "Indebtedness" shall not include the Plan Trade Payables. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

           The amount of any Indebtedness outstanding as of any date shall be:

           (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

           (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

           For purposes of calculating the amount of any Indebtedness hereunder,
(a) there shall be no double-counting of direct obligations, Guarantees and reimbursement obligations for letters of credit; (b) the principal amount of any Indebtedness of any Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of others shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (c) the principal amount of any Indebtedness of any Person arising by reason of such Person having Guaranteed Indebtedness of others where the amount of such Guarantee is limited to an amount less than the principal amount of the Indebtedness Guaranteed, shall be such amount as so limited; (d) the payment obligation for non-interest rate Hedging Obligations shall be equal to (i) zero, to the extent the notional amount of the Hedging Obligation is not greater than the reasonably anticipated requirements of the Company and its Subsidiaries for the asset that is the subject of the Hedging Obligation, as such needs are projected by management of the Company at the time the Hedging Obligation is entered into or (ii) the notional amount of such Hedging Obligation, to the extent such notional amount exceeds such reasonably anticipated requirements.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in the motion picture exhibition and distribution business of nationally recognized standing that is, in the judgment of the Board of Directors, qualified to perform the task for which it has been engaged.

           "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

           "Investment Grade Status" exists as of a date and thereafter if at such date either (i) the Debt Rating of Moody's is at least Baa3 (or the equivalent) or higher; or (ii) the Debt Rating of S&P is at least BBB- (or the equivalent) or higher.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

           "Issue Date" means ________ __, 2002, the effective date of the Plan of Reorganization.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

           "Leverage Ratio" means, as of any date, the ratio of:

           (a) Consolidated Indebtedness (excluding any Construction Indebtedness Amount and net of any cash and cash equivalents) of the Company on such date to

           (b) the aggregate amount of Consolidated EBITDA of the Company for the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available (the "Reference Period").

           In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated on a pro forma basis after giving effect to:

           (a) the incurrence of the Indebtedness or the issuance of the Disqualified Stock or other Preferred Stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment of other Indebtedness or Preferred Stock, other than the incurrence or repayment of Indebtedness for ordinary working capital purposes, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period;

           (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for or issuing Indebtedness or Preferred Stock) at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Preferred Stock and also including any

Consolidated EBITDA associated with such Asset Acquisition) had occurred on the first day of the Reference Period; and

(c) any Theatre that was permanently closed for business at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination as if such Theatre was closed on the first day of the Reference Period.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset securing Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

           "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

           "Net Cash Proceeds" from any Asset Sale by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Sale and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve following the consummation of such Asset Sale will be treated for all purposes of this Indenture and the Notes as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction.

           "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

           "Notes" has the meaning assigned to such term in the Recitals to this Indenture.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

           "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of Section 12.05 hereof.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

           "Original Exchanged Notes" has the meaning assigned to such term in the Recitals to this Indenture.

           "Original Guarantors" means each of the Subsidiaries of the Company named on Schedule I hereto, which constitute all of the Company's Domestic Restricted Subsidiaries on the Issue Date.

           "Original Indenture" has the meaning assigned to such term in the Recitals to this Indenture.

           "Original Notes" means the 9 3/8% Senior Subordinated Notes due 2009 of the Company issued pursuant to the Original Indenture.

           "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

           "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders' Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principal and the Principal's Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principal and the Principal's Related Parties in the aggregate.

           "Permitted Junior Securities" means:

           (a) Equity Interests in the Company or any Guarantor; or

           (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

           "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

           (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses and premiums incurred in connection therewith);

           (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

           (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

           (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "PIA" means Goldman, Sachs & Co. and its Affiliates.

           "Plan Exchanged Capital Stock" has the meaning assigned to such term in the Recitals to this Indenture.

           "Plan of Reorganization" has the meaning assigned to such term in the Recitals to this Indenture.

           "Plan Term Loan Bank Debt" means term loan bank Indebtedness of the Company owing to certain banks in an aggregate principal amount of $264,977,449.00 million on the Issue Date issued pursuant to Section 4.4(b) of the Plan of Reorganization in exchange for Allowed Class 4 Claims (as defined in the Plan of Reorganization), as in existence on the Issue Date, less any amounts repaid in connection with Asset Sales, scheduled or optional principal payments, cash flow sweeps or other repayments (no such repaid amounts permitted to be reborrowed hereunder pursuant to clause (b) of the second paragraph of Section 4.09).

           "Plan Trade Payables" means the unsecured trade payables provided for pursuant to Section 4.5(b) of the Plan of Reorganization in satisfaction of Allowed Class 5 Claims (as defined in the Plan of Reorganization) and bearing interest at the annual rate of 9.4%, each as in existence on the Issue Date, less any amounts repaid in connection with refinancing of the Plan Term Loan Bank Debt, with Asset Sales, scheduled or optional principal payments, cash flow sweeps or other repayments (no such repaid amounts permitted to be reborrowed hereunder pursuant to clause (b) or (d) of the second paragraph of Section 4.09).

           "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

           "Principal" means Michael W. Patrick.

           "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, executed by the Company for the benefit of certain holders of the common Capital Stock of the Company pursuant to
Section 5.9 of the Plan of Reorganization, as in effect on the Issue Date.

           "Related Party" means:

           (a) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of the Principal; or

           (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (a).

           "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

           "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

           "Restricted Subsidiary" means each Subsidiary of the Company.

           "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Debt" means:

           (a) all Indebtedness of the Company or any Guarantor outstanding under the Credit Exit Facilities and the Plan Term Loan Bank Debt and all Hedging Obligations with respect thereto;

           (b) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

           (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

           Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

           (a) any liability for federal, state, local or other taxes owed or owing by the Company;

           (b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

           (c) the Plan Trade Payables or any trade payables; or

           (d) the portion of any Indebtedness that is incurred in violation of this Indenture.

           "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the Senior Debt.

           "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

           "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

           "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

           "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Issue Date, among the Company and holders of the common Capital Stock of the Company on the Issue Date, entered into pursuant to Section 5.8 of the Plan of Reorganization, as in effect on the Issue Date.

           "Subsidiary" means, with respect to any specified Person:

           (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

           (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

           "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

           "Theatre" means any building and related improvements or complex of buildings and related improvements containing one or more movie screens and operated as a movie theatre by the Company or any Restricted Subsidiary.

           "Theatre Level Cash Flow" or "TLCF" means, with respect to any Theatre, for any period:

           (a) the revenues of the Company and its Subsidiaries generated for such period by such Theatre, less

           (b) the costs and expenses of operations (including, without limitation, film exhibition costs, concession costs, salaries and wages, facility leases, advertising, utilities and other theatre operating costs but excluding depreciation and amortization and general and administrative expenses) of the Company and its Subsidiaries allocable to such Theatre for such period, less

           (c) if the Company and its Subsidiaries do not own such Theatre and the lease in respect thereof is a Capital Lease Obligation, all interest and principal amounts on such Capital Lease Obligations for such period, all determined on a consolidated basis (i) with any volume discounts or similar pricing matters associated with film exhibition costs, advertising or other expenses incurred as a cost of operating such Theatre and one or more other Theatres being allocated equitably on a pro rata basis among all such Theatres and (ii) otherwise in conformity with GAAP.

           "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event such Act is further amended after such date, "TIA" means, to the extent required by any such amendment, such Act as so further amended.

           "Total Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, less total consolidated intangible assets of the Company and its Restricted Subsidiaries, in each case, as shown on the most recent balance sheet of the Company that is as of a date after the Issue Date.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

           (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

           (b) the then outstanding principal amount of such Indebtedness.

           "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02         Other Definitions.

                                                                Defined in
                                     Term                        Section
    ------------------------------------------------------   ----------------
    "Affiliate Transaction".............................           4.11
    "Authentication Order"..............................           2.02
    "Change of Control Offer"...........................           4.15
    "Change of Control Payment".........................           4.15
    "Change of Control Payment Date"....................           4.15
    "Covenant Defeasance"...............................           8.03
    "DTC"...............................................           2.03
    "Event of Default"..................................           6.01
    "Fall-Away Event"...................................           4.10
    "incur".............................................           4.09
    "Legal Defeasance"..................................           8.02
    "Payment Default"...................................           6.01
    "Paying Agent"......................................           2.03
    "Permitted Debt"....................................           4.09
    "Registrar".........................................           2.03

    "Restricted Payments"...............................           4.07

           Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security Holder" means a Holder of a Note;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

           Section 1.04 Rules of Construction. Unless the context otherwise requires:

           (a) a term has the meaning assigned to it;

           (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (c) "or" is not exclusive;

           (d) words in the singular include the plural, and in the plural include the singular;

           (e) provisions apply to successive events and transactions; and

           (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

           Section 2.01 Form and Dating.

           (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

           (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

           Section 2.02 Execution and Authentication. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

           If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

           A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

           Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

           The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

           Section 2.04 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

           Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

           Section 2.06 Transfer and Exchange.

           (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in clause (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

           (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

           (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, (i) the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; and (ii) upon satisfaction of such conditions, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar in writing through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

           (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

           (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

           (f) [Reserved.]

           (g) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
           2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
           (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CARMIKE CINEMAS, INC."

           (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a Global Note have been exchanged for Definitive Notes or a Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.

           (i) General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (vi) Prior to the due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

           Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

           Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

           Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

           If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

           If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

           Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

           Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

           Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

           Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

           Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

           Section 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

           Section 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

           Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

           Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

           The notice shall identify the Notes (including applicable CUSIP Numbers) to be redeemed and shall state:

           (a) the redemption date;

           (b) the redemption price;

           (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

           (d) the name and address of the Paying Agent;

           (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

           Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

           Section 3.05 Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

           If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

           Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

           Section 3.07 Optional Redemption.

           (a) Except as set forth in clause (b) of this Section 3.07, the Notes shall not be redeemable at the Company's option pursuant to this Section 3.07 prior to February 1, 2004. After February 1, 2004, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

                     Year                                   Percentage
                     ------------------------------     --------------------

                     2004.........................           104.688%
                     2005.........................           103.125%
                     2006.........................           101.563%
                     2007 and thereafter..........           100.000%

           (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to February 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 109.375% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes issued under this Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and that such redemption must occur within 60 days of the date of the closing of such Equity Offering.

           (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

           Section 3.08 Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                   ARTICLE 4
                                   COVENANTS

           Section 4.01 Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

           Section 4.02 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the Trustee's drop agent, Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005 as one such office or agency of the Company in accordance with Section 2.03 hereof.

           Section 4.03 Reports.

           (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes and to the Trustee, within the time periods specified in the SEC's rules and regulations
(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. The Company shall at all times comply with TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

           (b) Whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (a)(i) and (a)(ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

           (c) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

           Section 4.04 Compliance Certificate.

           (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon, but in any event within five Business Days, of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

           Section 4.05 Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

           Section 4.06 Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

           Section 4.07 Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (a) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company);

           (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; or

           (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof (all such payments and other actions set forth in clauses (a) through (c) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

           (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

           (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Leverage Ratio test set forth in the first paragraph of Section
4.09 hereof; and

           (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Issue Date, shall not exceed, at the date of determination, the sum of:

         (i) an amount equal to 100% of the Company's Consolidated EBITDA since the Issue Date to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus the interest component of all payments associated with Capital Lease Obligations included in Consolidated Interest Expense for such period to the extent deducted in computing Consolidated EBITDA for such period, less the product of 2.0 times the Company's Consolidated Interest Expense since the Issue Date to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus

         (ii) an amount equal to 100% of the aggregate net proceeds, including the fair market value of property other than cash, received by the Company from the sale of Equity Interests since the Issue Date other than (A) sales of Disqualified Stock, (B) Equity Interests sold to any of the Company's Subsidiaries, and (C) any Equity Interests sold or otherwise issued pursuant to the Plan of Reorganization (including, without limitation, the Plan Exchanged Capital Stock issued in exchange for the Original Exchanged Notes), plus

         (iii) the greater of (i) $60.0 million and (ii) 10% of Total Tangible Assets of the Company and its consolidated Subsidiaries as determined in accordance with GAAP as of the date of the most recently prepared internal balance sheet of the Company that is as of a date after the Issue Date.

           So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

           (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

           (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

           (c) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

           (d) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any employee, director or consultant of the Company (or any of its Subsidiaries) pursuant to any equity subscription agreement or stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period;

           (e) repurchases of Equity Interests deemed to occur upon exercise of Equity Interests if such Equity Interests represent a portion of the exercise price of such warrants, options or rights; provided that the portion of such exercise price represented by such Equity Interests so exercised shall be excluded from the aggregate net proceeds from the sale of Equity Interests upon exercise of such warrants, options or rights; and

           (f) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of Restricted Subsidiaries of the Company, in each case, issued in accordance with Section
4.09 hereof.

           The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors in good faith whose resolution with respect thereto shall be delivered to the Trustee.

           Section 4.08 [Reserved.]

           Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly, or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and the Company's Restricted Subsidiaries may incur Indebtedness or issue shares of Preferred Stock, if the Company's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, after giving pro forma effect to such incurrence or issuance as set forth in the definition of "Leverage Ratio", would have been no greater than 7.0 to 1.

           The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness, issuances of Preferred Stock, or acquisitions of Indebtedness, Disqualified Stock or Preferred Stock (collectively, "Permitted Debt"):

           (a) the incurrence by the Company and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit pursuant to the Credit Exit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an aggregate principal amount at any one time outstanding under this clause (a) not to exceed $50.0 million;

           (b) to the extent the Company or any Restricted Subsidiary is deemed to incur any Existing Indebtedness or Plan Trade Payables on the Issue Date, the incurrence by the Company and its Restricted Subsidiaries of such Existing Indebtedness or Plan Trade Payables on the Issue Date;

           (c) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date (including the Note Guarantees);

           (d) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (b), (c) or
(d) of this paragraph;

           (e) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

         (i) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

         (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (e);

           (f) the issuance by the Company or any of its Restricted Subsidiaries of Preferred Stock that is held solely by the Company and/or any of its Restricted Subsidiaries; provided, however, that:

         (i) if the Company or any Guarantor is the issuer of such Preferred Stock, such Preferred Stock (A) must not be mandatorily redeemable or redeemable at the option of the issuer thereof or the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; (B) if such Preferred Stock is exchangeable into Indebtedness, such Indebtedness shall not be Permitted Debt unless it meets the criteria of one or more of the categories of Permitted Debt described in clauses (a) through (j); and

         (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such Preferred Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f);

           (g) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness the incurrence of which was not prohibited by the terms of this Indenture or currency exchange risk other than solely for speculative purposes;

           (h) Indebtedness not constituting Indebtedness for borrowed money in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers' acceptances, completion guarantees and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of their business or Indebtedness not constituting Indebtedness for borrowed money with respect to reimbursement type obligations regarding workers' compensation claims;

           (i) Indebtedness not constituting Indebtedness for borrowed money arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds, including non-cash proceeds, actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)); and

           (j) Capital Lease Obligations incurred after the Issue Date in an aggregate principal amount at any one time outstanding under this clause (j) not to exceed (i) if such time is prior to January 1, 2004, $50 million, (ii) if such time is after December 31, 2003 and prior to January 1, 2006, $75 million or (iii) if such time is after December 31, 2005, $100 million.

           For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (j) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion thereof, in any manner that complies with this Section 4.09. Indebtedness under Credit Exit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Debt.

           Section 4.10 Fall-Away Event. The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of Sections 4.07, 4.09, 4.11, 4.16, 4.17 and 4.18 and Section 5.01 hereof will terminate if and when the Notes achieve Investment Grade Status (a "Fall-Away Event"); provided, however, that, if the Notes thereafter cease to be of Investment Grade Status, the Company's and its Restricted Subsidiaries' obligations to comply with such provisions shall automatically be reinstated as to events occurring after the date the Notes again are not of Investment Grade Status (with all amounts specified in clause (c) of Section 4.07 to be calculated at any time thereafter as if the Fall-Away Event had not occurred), subject to the terms, conditions and obligations set forth in this Indenture.

           Section 4.11 Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate in any single transaction or series of related transactions involving aggregate payments or consideration in excess of $5.0 million (each, an "Affiliate Transaction"), unless:

           (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

           (b) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

           The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

           (a) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder;

           (b) any obligations of the Company under any employment agreement, non-competition or confidentiality agreement with any officer of the Company, as in effect on the Issue Date (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this Section 4.11);

           (c) Restricted Payments that are permitted by the provisions of
Section 4.07 hereof;

           (d) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

           (e) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with the past practices;

           (f) payments by the Company or any of its Restricted Subsidiaries to PIA or its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking or similar services, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith;

           (g) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that it is on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arms-length basis from a person that is not an Affiliate;

           (h) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Stockholders' Agreement or the Registration Rights Agreement to which it is a party as of the Issue Date and any similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (h) to the extent that the terms, taken as a whole, of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

           (i) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the management thereof, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at such time from a person that is not an Affiliate;

           (j) any agreement as in effect since the Issue Date or any amendment thereto (so long as any such amendment, taken as a whole, is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby; and

           (k) any purchase of Capital Stock (other than Disqualified Stock) of the Company by Affiliates thereof.

           Section 4.12 Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

           Section 4.13 Payments for Consent. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

           Section 4.14 Additional Note Guarantees. If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date, then the Company shall cause that newly acquired or created Subsidiary, prior to, or contemporaneously with the acquisition or creation of such Subsidiary, to become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee, which Opinion of Counsel shall state that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such Subsidiary has become a Guarantor hereunder. The form of such Supplemental Indenture is attached as Exhibit C hereto.

           Section 4.15 Offer to Repurchase Upon Change of Control.

           (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any Securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable Securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

           (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

           (c) Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15.

           (d) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Sections 3.01 through 3.06 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

           Section 4.16 No Senior Subordinated Debt. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee.

           Section 4.17 Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale in one or more related transactions unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith; and (ii) all Net Cash Proceeds of such Asset Sale are applied in a manner permitted under the terms of the instruments or agreements governing the Senior Debt then outstanding.

           Section 4.18 Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrances or restriction on the ability of any Restricted Subsidiary of the Company (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make any Investment in or to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrances or restriction (a) pursuant to any agreement or instrument governing the Credit Exit Facilities or the Plan Term Loan Bank Debt;
(b) pursuant to an agreement relating to any Indebtedness incurred by a Person (other than a Restricted Subsidiary of the Company existing on the Issue Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary of the Company and outstanding on such date and not incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; (c) pursuant to an agreement effecting a renewal, refunding or extension of Debt incurred pursuant to an agreement referred to in clause (a) or (b) above, provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors; (d) in the case of clause
(iii) above, contained in any security agreement (including a capital lease) securing Indebtedness of a Restricted Subsidiary otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; (e) in the case of clause (iii) above, constituting a customary nonassignment provision entered into in the ordinary course of business consistent with past practices in a lease or other contract to the extent such provision restricts the transfer or subletting or licensing of any such lease or the assignment of rights under any such contract;
(f) with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in an Event of Default or a Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or (g) to the extent such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

                                   ARTICLE 5
                                  SUCCESSORS

           Section 5.01 Merger, Consolidation, or Sale of Assets. The Company may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

           (a) either: (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

           (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

           (c) immediately after such transaction no Default or Event of Default exists;

           (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will either:

         (i) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.09 hereof; or

         (ii) have a Leverage Ratio less than the Leverage Ratio of the Company immediately prior to such transaction; and

           (e) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that such merger, consolidation, or sale of assets complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

           Notwithstanding the foregoing clauses (b) and (d), (i) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (ii) the Company may merge with an Affiliate of the Company organized solely for the purposes of reorganizing the Company in another jurisdiction in the United States to realize tax or other benefits.

           In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

           Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

           Section 6.01 Events of Default. An "Event of Default" occurs if:

           (a) the Company defaults in the payment when due of interest on the Notes whether or not prohibited by Article 10 hereof and such default continues for a period of 30 days;

           (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not prohibited by Article 10 hereof;

           (c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Sections 4.07, 4.09, 4.15, 4.17, 4.18 or 5.01 hereof;

           (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

           (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period, if any, provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to the express maturity thereof and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness which has so had a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

           (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 consecutive days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

           (g) the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

         (i) commences a voluntary case,

         (ii) consents to the entry of an order for relief against it in an involuntary case,

         (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

         (iv) makes a general assignment for the benefit of its creditors, or

         (v) generally is not paying its debts as they become due; or

           (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary in an involuntary case;

         (ii) appoints a custodian of the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary or for all or substantially all of the property of the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary; or

         (iii) orders the liquidation of the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

           (i) except as permitted by this Indenture, any Note Guarantee of any Significant Restricted Subsidiary is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Restricted Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Note Guarantee.

           Section 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and (iii) the Company shall have paid to the Trustee all amounts due under Section 7.07 hereof.

           If an Event of Default occurs on or after February 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on February 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

                     Year                              Percentage
                     -------------------------     --------------------

                     2001                               107.500%
                     2002                               106.563%
                     2003                               105.625%


           Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

           Section 6.04 Waiver of Past Defaults. Subject to Section 6.02, holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

           Section 6.05 Control by Majority. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of
Section 6.02 unless directed to do so pursuant to this Section 6.05.

           Section 6.06 Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

           (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

           A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

           Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amount due the Trustee under Section 7.07 hereof.

           Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

           Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
         Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct by a final, non-appealable judgment or order.

           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

           Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

           Section 7.01 Duties of Trustee.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

           (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this
         Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including, without limitation, the provisions of
Section 6.05 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           Section 7.02 Rights of Trustee.

           (a) The Trustee may conclusively rely upon any document believed (whether in its original or facsimile form) by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel of its own selection or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

           (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

           (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

           (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

           (j) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty except to the extent expressly provided herein, and the Trustee shall not be answerable for other than negligence or willful misconduct.

           Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

           Section 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

           Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

           Section 7.06 Reports by Trustee to Holders of the Notes. Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).

The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

           A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

           Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee as agreed upon in writing from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Company shall fully indemnify the Trustee against any and all losses, claims, damages, liabilities or expenses (including taxes other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

           To secure the Company's payment obligations in this Section 12.04, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

           Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

           (a) the Trustee fails to comply with Section 7.10 hereof;

           (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

           (c) a custodian or public officer takes charge of the Trustee or its property; or

           (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee and its agents and counsel hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

           Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

           Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

           Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

           Section 7.12 Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

           Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

           Section 8.02 Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and
(b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

           Section 8.03 Covenant Defeasance. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.09, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17
and 4.18 hereof and clause (d) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

           Section 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or
8.03 hereof to the outstanding Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance:

           (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

           (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

           (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

           (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

           (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

           (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

           (i) the Company shall have delivered to the Trustee the written consent of the holders of each series of Senior Debt or their designated representative.

           Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such

Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

           Section 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

           Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

           Section 9.01 Without Consent of Holders of Notes. Notwithstanding
Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

           (a) to cure any ambiguity, defect or inconsistency;

           (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

           (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 11 hereof;

           (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder of the Notes;

           (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

           (f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
12.04 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

           Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.04 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

           (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

           (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Section 4.15 hereof;

           (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

           (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

           (e) make any Note payable in money other than that stated in the Notes;

           (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

           (g) waive a redemption payment with respect to any Note other than a payment required under Section 4.15 hereof;

           (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

           (i) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

           In addition, without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Notes.

           Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

           Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

           Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

           Section 9.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                 SUBORDINATION

           Section 10.01 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

           Section 10.02 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

         (i) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (A) Permitted Junior Securities and
         (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

         (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

           Section 10.03 Default on Designated Senior Debt.

           (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

         (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

         (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.10 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

           (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

         (i) the date upon which the default is cured or waived, or

         (ii) in the case of a default referred to in clause (ii) of Section 10.03(a) hereof, 179 days pass after the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Debt has not been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

           Section 10.04 Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

           Section 10.05 When Distribution Must Be Paid Over. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has been notified (as a result of the receipt of a Payment Blockage Notice or otherwise) that such payment is prohibited by this Article 10, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

           With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

           Section 10.06 Notice by Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this
Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

           Section 10.07 Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this
Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

           Section 10.08 Relative Rights. This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

           If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

           Section 10.09 Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

           Section 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

           Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

           Section 10.11 Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

           The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

           Section 10.12 Authorization to Effect Subordination. Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

           Section 10.13 Amendments. The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt. In addition, without the consent of at least 75% in principal amount of the Notes then outstanding (including such consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of this
Article 10 that adversely affects the rights of any Holder of Notes.

           Section 10.14 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                   ARTICLE 11
                                NOTE GUARANTEES

           Section 11.01 Guarantee. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

           The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

           Section 11.02 Subordination of Note Guarantee. The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

           Section 11.03 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

           Section 11.04 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

           Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

           If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

           In the event that the Company creates or acquires any new Subsidiaries subsequent to the Issue Date, if required by Section 4.14 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.14 hereof and this Article 11, to the extent applicable.

           Section 11.05 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 11.06 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) whether or not affiliated with such Guarantor unless:

           (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein; and

           (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

           In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the

Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the Issue Date.

           Except as set forth in Article 4 and Article 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

           Section 11.06 Releases Following Sale of Assets. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale, other disposition or designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

           Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12
                                 MISCELLANEOUS

           Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

           Section 12.02 Notices. Any notice or communication by the Company , any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

           If to the Company and/or any Guarantor:

                     Carmike Cinemas, Inc.
                     1301 First Avenue
                     Columbus, Georgia  31902-2109
                     Telecopier No.: (706) 576-3419
                     Attention:  President

           With a copy to:

                     Troutman Sanders LLP
                     Bank of America Plaza
                     600 Peachtree Street, N.E., Suite 5200
                     Atlanta, GA 30308
                     Telecopier No.: (404) 885-3900
                     Attention:  Terry C. Bridges

           If to the Trustee:

                     Wilmington Trust Company
                     Rodney Square North
                     1100 North Market Street
                     Wilmington, DE 19890
                     Telecopier No.: (302) 636-4140
                     Attention:  Corporate Trust Administration

           The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

           Section 12.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

           Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such conditions precedent and covenants have been satisfied.

           Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

           Section 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

           Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

           Section 12.08 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           Section 12.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

           Section 12.10 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in
Section 11.06 hereof.

           Section 12.11 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 12.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           Section 12.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

           Section 12.14 Plan of Reorganization. Pursuant to the Plan of Reorganization, the Original Indenture has been terminated and cancelled and, in connection therewith, (i) any and all obligations of the Company under the Original Indenture to the holders of Original Notes or the Trustee immediately prior to the execution and delivery of this Indenture on the Issue Date are discharged in full except for the $___,000,000 in aggregate principal amount evidenced by the 10 3/8% Senior Subordinated Notes due 2009 issued hereunder on the Issue Date, and (ii) any existing Defaults or Events of Default immediately prior to the execution and delivery of this Indenture on the Issue Date (and any of the consequences thereof) are waived in their entirety.

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, effective as of ________ __, 2002.

                                  CARMIKE CINEMAS, INC.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


                                  EASTWYNN THEATRES, INC.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


                                  WOODEN NICKEL PUB, INC.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


                                  MILITARY SERVICES, INC.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


                                  WILMINGTON TRUST COMPANY, as Trustee

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                                                     EXHIBIT A


                                 [Face of Note]

                                                       CUSIP/CINS
                                                                  -------------

                   10 3/8% Senior Subordinated Notes due 2009

No. ___                                                           $____________


                              Carmike Cinemas, Inc.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of $___________

Dollars on February 1, 2009.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated:


                            Indenture Signature Page

                                         Dated as of ________ __, 200_

                                         CARMIKE CINEMAS, INC.

                                         By:
                                                    -----------------------
                                                    Name:
                                                    Title:

                                         By:
                                                    -----------------------
                                                    Name:
                                                    Title:


                                                             (SEAL)


This is one of the Global Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY, as Trustee

By:
   -----------------------------------------------------------
           (Authorized Signer)

                                 [Back of Note]

                   10 3/8% Senior Subordinated Notes due 2009

            [Insert the Global Note Legend, if applicable pursuant to
                        the provisions of the Indenture]

           Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

           1. INTEREST. Carmike Cinemas, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 3/8% per annum from the Issue Date until maturity. The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

           3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

           4. INDENTURE. The Company issued the Notes under an Indenture dated as of ________ __, 2002 ("Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $___.0 million in aggregate principal amount.

           5. OPTIONAL REDEMPTION.

           (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes shall not be redeemable at the Company's option pursuant to this Paragraph 5 prior to February 1, 2004. On or after February 1, 2004, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

              Year                                      Percentage
              ---------------------------------     --------------------

              2004............................           104.688%
              2005............................           103.125%
              2006............................           101.563%
              2007 and thereafter.............           100.000%

           (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes of the redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% in aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and that such redemption must occur within 60 days of the date of the closing of such Equity Offering.

           6. MANDATORY REDEMPTION.

           Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

           7. REPURCHASE AT OPTION OF HOLDER.

           (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment").

Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

           8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

           9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

           10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

           11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

           12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by the subordination provisions of the Indenture; (ii) default in payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not prohibited by the subordination provisions of the Indenture, (iii) failure by the Company to comply with Section 4.07, 4.09, 4.15, 4.17, 4.18 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default
(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity;
(vi) certain final judgments for the payment of money that remain undischarged for a period of 60 consecutive days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries, that taken as a whole, would constitute a Significant Restricted Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Restricted Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

           13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

           14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

           15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901
Attention:  President

                                ASSIGNMENT FORM

           To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               --------------------------------
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                         ------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -----------------------------------------------

                            Your Signature:
                                           ------------------------------------
                                           (Sign exactly as your name appears
                                            on the face of this Note)

Signature Guarantee*:
                      ----------------------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the appropriate box below:

                                          [ ] Section 4.15

           If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                       $
                                        -----------------------

      Date:
            ---------------------

                            Your Signature:
                                           ----------------------------------
                                          (Sign exactly as your name
                                          appears on the face of this Note)

                            Tax Identification No.:

      Signature Guarantee*:
                           -----------------------











* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

           The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount               Signature of
                       Amount of decrease in   Amount of increase in       of this Global Note        authorized officer of
                         Principal Amount         Principal Amount        following such decrease         Trustee or Note
Date of Exchange        of this Global Note      of this Global Note         (or increase)                   Custodian
----------------        -------------------      -------------------         -------------                   ---------









* This schedule should be included only if the Note is issued in global form.

                                                                     EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

           For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of ________ __, 2002 (the "Indenture") among Carmike Cinemas, Inc., the Guarantors listed on Schedule I thereto and Wilmington Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                     EASTWYNN THEATRES, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     WOODEN NICKEL PUB, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     MILITARY SERVICES, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                                                     EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

           SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Carmike Cinemas, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

           WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of ________ __, 2002 providing for the issuance of an aggregate principal amount of up to $___.0 million of 10 3/8% Senior Subordinated Notes due 2009 (the "Notes");

           WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

           WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

           1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

           2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

           (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                     (i) the principal of interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

           (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

           (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

           (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

           (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

           (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

           (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

           (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

           (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Eleven of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

           3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

           4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

           (a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                     (i) subject to Sections 11.05 and 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

           (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

           (c) Except as set forth in Articles Four and Five and Section 11.06 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

           5.        RELEASES.

           (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale, other disposition or designation was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

           (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Eleven of the Indenture.

           6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

           7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           8. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

           10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____


                                  [GUARANTEEING SUBSIDIARY]

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  CARMIKE CINEMAS, INC.

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  EASTWYNN THEATRES, INC.

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  WOODEN NICKEL PUB, INC.

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  MILITARY SERVICES, INC.

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  WILMINGTON TRUST COMPANY, as Trustee

                                  By:
                                     ------------------------------------------
                                             Authorized Signatory

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

           The following schedule lists each Guarantor under the Indenture as of the Issue Date:

1.         Eastwynn Theatres, Inc.

2.         Wooden Nickel Pub, Inc.

3.         Military Services, Inc.